Exhibit (d)(xiv)

FIRST AMENDMENT TO SUBADVISORY AGREEMENT

This AMENDMENT to Subadvisory Agreement effective the 1st day of April, 2020 (the “Amendment”), is entered into by and among MORNINGSTAR FUNDS TRUST (the “Trust”), a Delaware statutory trust, MORNINGSTAR INVESTMENT MANAGEMENT LLC (the “Adviser”) a Delaware limited liability company registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and BLACKROCK FINANCIAL MANAGEMENT, INC., a corporation under the laws of the State of Delaware (the “Subadviser”), and also registered under the Advisers Act.

W I T N E S S E T H:

WHEREAS, the Trust, Adviser and Subadviser are parties to a Subadvisory Agreement dated May 1st, 2018 (the “Agreement”).

WHEREAS, the Trust, Adviser and Subadviser desire to amend the Agreement, on the terms and conditions set forth herein.

NOW, THEREFORE, the parties do mutually agree and promise as follows:

1.    Exhibit A is deleted in its entirety and replaced with Exhibit A attached hereto and incorporated herein.

2.    Section 6 is amended by adding the following:

(h) Unless otherwise expressly agreed upon by the parties in writing, the Subadviser will manage Subadviser Assets such that exclusion under CFTC Rule 4.5 is available to the Fund and Adviser.

3.    In the event of a conflict between the terms of this Amendment and the Agreement, the terms of the Amendment shall control.

4.    This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5.    Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers on the day and year first written above.

MORNINGSTAR FUNDS TRUST

By:
Name:
Title:

MORNINGSTAR INVESTMENT MANAGEMENT LLC

By:
Name:
Title:

BLACKROCK FINANCIAL MANAGEMENT, INC.

By:
Name:
Title:

EXHIBIT A

SUBADVISORY AGREEMENT

AMONG

MORNINGSTAR FUNDS TRUST,

MORNINGSTAR INVESTMENT MANAGEMENT LLC

AND BLACKROCK FINANCIAL MANAGEMENT, INC.

The annual subadvisory fee is expressed as a percentage of the average daily net assets of the Subadviser Assets.

Funds of the Trust	Subadvisory Fee Rate

Morningstar Total Return Bond Fund[1] Morningstar Alternatives Fund[2]

1Subadvisory Fee Rate as approved at the Board of Trustees Meeting held on March 9th, 2018.

2Subadvisory Fee Rate as approved at the Board of Trustees Meeting held on March 11, 2020.

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IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A in the Amendment to be duly executed by their duly authorized officers on the day and year first written above.

MORNINGSTAR FUNDS TRUST

By:
Name:
Title:

MORNINGSTAR INVESTMENT MANAGEMENT LLC

By:
Name:
Title:

BLACKROCK FINANCIAL MANAGEMENT, INC.

By:
Name:
Title: